                                                                    EXHIBIT 5.1

            [LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

                                                               January 11, 2005

Alamosa Holdings, Inc.
5225 S. Loop 289
Lubbock, TX 79424

                           Re: Alamosa Holdings, Inc.
                               Registration Statement on Form S-4

Ladies and Gentlemen:

      We have acted as special counsel to Alamosa Holdings, Inc., a Delaware corporation (the "Company"), in connection with the issuance by the Company of an aggregate of up to 35,791,455 shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company pursuant to the Agreement and Plan of
Merger, dated as of December 7, 2004 (the "Merger Agreement"), by and among the
Company, A-Co Merger Sub, Inc., a Delaware corporation, and AirGate PCS, Inc., a
Delaware corporation ("AirGate").

      This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended
(the "Securities Act").

      In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company's
Registration Statement on Form S-4 (File No. 333-121525) as filed with the U.S.
Securities and Exchange Commission (the "Commission") on December 22, 2004, (ii)
Amendment No. 1 to the Registration Statement as filed with the Commission on the date hereof, (iii) a specimen certificate representing the Common Stock,
(iv) the Amended and Restated Certificate of Incorporation of the Company, as
currently in effect, (v) the Amended and Restated By-Laws of the Company, as
currently in effect, and (vi) certain resolutions adopted by the Board of
Directors of the Company with respect to the Merger Agreement and the issuance of the shares of Common Stock contemplated thereby. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

      In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as

Alamosa Holdings, Inc.
January 11, 2005

originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, its directors and officers, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

     Members of our firm are admitted to the bar in the State of New York and we do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

      Based upon and subject to the foregoing, and assuming the due execution and delivery of certificates representing the shares of Common Stock in the form examined by us, we are of the opinion that the shares of Common Stock to be issued by the Company pursuant to the Merger Agreement, when issued in accordance with the terms of the Merger Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                Very truly yours,

                                /s/ Skadden, Arps, Slate, Meagher & Flom LLP

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